Exhibit 10.5.04

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION,
FIXTURE FILING AND FINANCING STATEMENT

(Oklahoma Oil and Gas Properties)

FROM

STARBOARD RESOURCES, INC., Mortgagor

(Charter/File/Organizational No. 4991392)

TO

INDEPENDENT BANK,
in its capacity as contractual representative, Mortgagee

Dated as of June 27, 2013

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE.  A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.

THIS INSTRUMENT IS A MORTGAGE OF BOTH REAL AND PERSONAL PROPERTY AND IS, AMONG OTHER THINGS, A MORTGAGE OF CHATTELS, A SECURITY AGREEMENT, A FIXTURE FILING AND A FINANCING STATEMENT.

“THIS INSTRUMENT CONTAINS AFTER ACQUIRED PROPERTY PROVISIONS.”

“THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES.”

THIS INSTRUMENT WAS PREPARED BY, AND RECORDED COUNTERPARTS SHOULD BE RETURNED TO:

JACKSON WALKER L.L.P.
901 Main Street, Suite 6000
Dallas, Texas 75202-3797
Attention: Frank P. McEachern, Esq.

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION,
FIXTURE FILING AND FINANCING STATEMENT

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION, FIXTURE FILING AND FINANCING STATEMENT (the “Mortgage”) is from Starboard Resources, Inc., as Mortgagor (the “Mortgagor”), to the Mortgagee (hereinafter defined).  The addresses of the Mortgagor and the Mortgagee are set forth in Section 9.14 hereof.  This Mortgage is dated June 27, 2013.

ARTICLE I

DEFINITIONS

1.1. For all purposes of this Mortgage, unless the context otherwise requires:

“Accounts and Contract Rights” means all accounts (including accounts in the form of joint interest billings), contract rights and general intangibles of the Mortgagor now or hereafter existing, or hereafter acquired by, or on behalf of, the Mortgagor or the Mortgagor’s successors in interest, relating to the sale, purchase, exchange, extraction, transportation or processing of Hydrocarbons produced or to be produced from the Mortgaged Property, together with all accounts and proceeds accruing to the Mortgagor attributable to the sale of Hydrocarbons produced from the Mortgaged Property.

“As-Extracted Collateral” means Hydrocarbons which may be extracted from the Mortgaged Property, and the accounts relating thereto, which will be financed at the wellheads of the wells located on the Mortgaged Property and accounts arising out of the sale thereof.

“Borrower” means the Mortgagor.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Dallas, Texas, are authorized or required by law to remain closed.

“Certificates of Ownership Interests” means the Certificates of Ownership Interests, if any, delivered by the Mortgagor in connection with the Credit Agreement.

“Code” means the Uniform Commercial Code as in effect in Texas or, to the extent that the Laws of any jurisdiction wherein the affected Mortgaged Property is located or the Mortgagor was formed require the application of the Uniform Commercial Code adopted by such jurisdiction to an enforcement action against such Mortgaged Property, such other jurisdiction.

“Credit Agreement” means the Credit Agreement between the Borrower and the Lender pursuant to which one or more of the Notes were issued, as the Credit Agreement may be amended from time to time.

“Credit Parties” means INB and, for so long as any Hedge Intercreditor Agreement remains in effect and the Swap Counterparty remains a party thereto and entitled to the benefits conferred thereby, the Swap Counterparty, and “Credit Party” means any of them.

“Debtor” has the meaning given such term in Section 9.13 hereof.

“Effective Date” means the date on which this Mortgage is executed.

“Event of Default” has the meaning stated in Article VII of this Mortgage.

“Exhibit A” means, unless specifically indicated otherwise, Exhibit A attached hereto.

“Governmental Authority” means any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Hedge Intercreditor Agreement” means each intercreditor agreement among the Borrower, one or more Approved Swap Counterparties and the Lender, as in effect from time to time and as any such intercreditor agreement is amended from time to time.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline and condensate and all other liquid or gaseous hydrocarbons.

“INB” means Independent Bank, a Texas banking association, its successors and assigns.

“Lands” means the lands described in Exhibit A and in the mortgages and amendments to mortgage listed on Exhibit A and includes any lands, the description of which is contained in Exhibit A or incorporated in or referred to in Exhibit A by reference to another instrument or document, including, without limitation, all lands described in the Oil and Gas Leases, and also includes any lands now or hereafter unitized, pooled, spaced, or otherwise combined, whether by statute, order, agreement, declaration or otherwise, with lands the description of which is contained in Exhibit A or is incorporated in Exhibit A by reference.

“Lender” means INB.

“Loan Obligations” means the “Obligations,” as such term is defined in the Credit Agreement.

“Loan Papers” means the Notes, this Mortgage, the Credit Agreement and all other documents, instruments and agreements delivered to the Lender at any time in connection with the Credit Agreement, as any of the foregoing are amended, restated or supplemented, renewed or extended from time to time, but excluding any and all Hedge Intercreditor Agreements and the Second Lien Intercreditor Agreement.

“Mortgaged Property” has the meaning stated in Article II of this Mortgage.

“Mortgagee” means INB, as contractual representative for itself and the other Credit Parties.

“Net Revenue Interest” means Mortgagor’s share of the total production of oil, gas and other Hydrocarbons produced from the Lands, after deducting Mortgagor’s share of all lessors’ royalties, overriding royalties, production payments and other payments out of, or measured by, production.

“Notes” means the promissory note or notes identified in Section 3.1.1 of this Mortgage, and all renewals, extensions, replacements and modifications thereof.

“Oil and Gas Leases” means, collectively, oil, gas and mineral leases, oil and gas leases, oil leases, gas leases, other mineral leases, subleases and assignments of operating rights pertaining to any of the foregoing, and all other interests pertaining to any of the foregoing, including, without limitation, all royalty and overriding royalty interests, production payments and net profit interests, mineral fee interests, and all contingent reversionary and carried interests relating to any of the foregoing and all other rights therein, which are described and/or to which reference may be made on Exhibit A and/or in any document or instrument referred to in Exhibit A and/or which cover or relate to any of the Lands.

“Operating Equipment” means all personal property and fixtures pertaining, affixed or incidental to, situated upon or used or useful in connection with all or any part of the Mortgaged Property, including, without limitation, all surface or subsurface machinery, equipment, facilities, or other personal property of whatsoever kind or nature (but excluding drilling rigs, trucks, automotive equipment or other personal property taken to the premises to drill a well or for other similar temporary uses) now or hereafter located on any of the Lands which are useful for the production, treatment, storage, sale or transportation of oil or gas, including, but not by way of limitation, all oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumping units and engines, Christmas trees, derricks, separators, gun barrels, flow lines, tanks, gas systems, (for gathering, treating and compression), water systems (for treating, disposal and injection), power plants, poles, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks and shipping facilities.

“Person” means a natural person, a corporation, a partnership, a limited partnership, a limited liability company, an association, a joint venture, a trust or any other entity or organization, including a Governmental Authority.

“Proceeds” has the meaning given such term in Section 5.1 hereof.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Section” and “Article” mean and refer to a section or article of this Mortgage, unless specifically indicated otherwise.

“Secured Indebtedness” means all the indebtedness, obligations, and liabilities described or referred to in Section 3.1 of this Mortgage.

“Secured Party” has the meaning given such term in Section 9.13.1 hereof.

“Subject Interests” has the meaning stated in Article II of this Mortgage.

“Swap Counterparty” means, at any time, an Approved Swap Counterparty which is a party to a then-effective Hedge Intercreditor Agreement.

“Swap Obligations” has the meaning given such term in any Hedge Intercreditor Agreement in effect at the time a determination is being made.

“Well Data” means all logs, drilling reports, division orders, transfer orders, operating agreements, abstracts, title opinions, files, records, memoranda and other written or electronic information in the possession or control of the Mortgagor relating to any wells located on any of the Lands described in Exhibit A or in the mortgages and amendments to mortgage listed on Exhibit A.

1.2. Other Defined Terms.  The capitalized terms used herein have the meanings assigned to them in the Credit Agreement, unless they are otherwise defined herein or the context otherwise requires.

ARTICLE II

GRANTING CLAUSE - MORTGAGED PROPERTY

2.1. The Mortgagor, for and in consideration of the premises and of the Secured Indebtedness hereinafter defined, has GRANTED, BARGAINED, SOLD, WARRANTED, MORTGAGED, PLEDGED, ASSIGNED, TRANSFERRED and CONVEYED, and by these presents does GRANT, BARGAIN, SELL, WARRANT, MORTGAGE, PLEDGE, ASSIGN, TRANSFER and CONVEY, unto the Mortgagee WITH POWER OF SALE with mortgage covenants, all the Mortgagor’s right, title and interest, whether now owned or hereafter acquired, in all of the hereinafter described properties, rights and interests; and, insofar as such properties, rights and interests consist of equipment, general intangibles, accounts, contract rights, inventory, fixtures, proceeds and products of collateral or any other personal property of a kind or character defined in or subject to the applicable provisions of the Code, the Mortgagor hereby grants to the Mortgagee a security interest therein, whether now owned or hereafter acquired, namely:

2.1.1. All of those certain Oil and Gas Leases, Lands, minerals, interests, and other properties (all such Oil and Gas Leases, Lands, interests and other properties being herein called the “Subject Interests”, as hereinafter further defined) which are described on Exhibit A and/or to which reference may be made on Exhibit A and/or which cover any of the Lands described on Exhibit A and/or which are located in or under any of the Lands described on Exhibit A and/or which are covered by any of the leases, assignments, mortgages, amendments to mortgage or other documents described on or referred to in Exhibit A or any document or instrument referred to in Exhibit A, which Exhibit A is made a part of this Mortgage for all purposes, and is incorporated herein by reference as fully as if copied at length in the body of this Mortgage at this point;

2.1.2. All rights, titles, interests, and estates now owned or hereafter acquired by the Mortgagor in and to (i) any and all properties now or hereafter pooled or unitized with any of the Subject Interests, and (ii) all presently existing or future unitization, communitization, and pooling agreements and the units created thereby which include all or any part of the Subject Interests, including, without limitation, all units formed under or pursuant to any Laws. The rights, titles, interests, and estates described in this Section 2.1.2 shall also be included within the term “Subject Interests” as used herein.

2.1.3. All presently existing and future agreements hereafter entered into between the Mortgagor and any third party that provide for acquisition by the Mortgagor of any interest in any of the properties or interests specifically described in Exhibit A or in the mortgages and amendments to mortgage listed on Exhibit A or which relate to any of the properties and interests specifically described in Exhibit A or in the mortgages and amendments to mortgage listed on Exhibit A;

2.1.4. The Hydrocarbons (including inventory) which are in, under, upon, produced or to be produced from or attributable to the Lands and/or the Subject Interests;

2.1.5. The Accounts and Contract Rights;

2.1.6. The Operating Equipment;

2.1.7. The As-Extracted Collateral;

2.1.8. The Well Data;

2.1.9. The rights and security interests, if any, of the Mortgagor held by the Mortgagor to secure the obligation of the first purchaser to pay the purchase price of the Hydrocarbons;

2.1.10.  All of Mortgagor’s right, title and interest in the oil wells and gas wells described on Exhibit A;

2.1.11. All surface leases, rights-of-way, franchises, easements, servitudes, licenses, privileges, tenements, hereditaments and appurtenances now existing or in the future obtained in connection with any of the aforesaid, and all other things of value and incident thereto which the Mortgagor may at any time have or be entitled to; and

2.1.12.    All and any different and additional rights of any nature, of value or convenience in the enjoyment, development, operation or production, in any wise, of any Property or interest included in any of the foregoing clauses, and in all revenues, income, rents, issues, profits and other benefits arising therefrom or from any contract now in existence or hereafter entered into pertaining thereto, and in all rights and claims accrued or to accrue for the removal by anyone of oil and gas from, or other act causing damage to, any of such properties or interests;

all the aforesaid properties, rights and interests, together with any additions thereto which may be subjected to the lien of this Mortgage by means of supplements hereto, being hereinafter called the “Mortgaged Property”;

subject, however, to (i) the restrictions, exceptions, reservations, conditions, limitations, interests and other matters, if any, set forth or referred to in the specific descriptions of such properties and interests in Exhibit A or in the mortgages and amendments to mortgage listed on Exhibit A (including all presently existing royalties, overriding royalties, payments out of production and other burdens which are referred to in Exhibit A or in the mortgages and amendments to mortgage listed on Exhibit A and which are taken into consideration in computing the decimal or fractional interest as set forth in the Certificates of Ownership Interests); (ii) any operator’s lien arising by operation of applicable Law (or pursuant to the provisions of an operating agreement designating a Person other than the Mortgagor as operator) which has been perfected under applicable Law prior to the date of this Mortgage or of which the Mortgagee has constructive or actual notice as of the date hereof; (iii) the assignment of production contained in Article V hereof; and (iv) the condition that the Mortgagee shall not be liable in any respect for the performance of any covenant or obligation of the Mortgagor with respect to the Mortgaged Property;

TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns, forever, WITH POWER OF SALE to secure the payment of the Secured Indebtedness and to secure the performance of the obligations of the Mortgagor contained herein.

ARTICLE III

INDEBTEDNESS SECURED

3.1. Notes and Secured Indebtedness. This Mortgage is given to secure the following indebtedness, obligations and liabilities:

3.1.1. The Loan Obligations, as evidenced in part by those certain promissory notes (together with all renewals, extensions, and modifications thereof) executed by the Borrower and payable to the order of the Lender in the aggregate original principal amount of up to $100,000,000.00, which notes bear interest as provided therein and contain provisions for payment of attorneys’ fees as therein set forth;

3.1.2. The Swap Obligations, including, without limitation, the indebtedness and obligations of the Borrower to each Swap Counterparty with respect to Acceptable Commodity Hedging Transactions for so long as a Hedge Intercreditor Agreement is in effect and such Swap Counterparty is party thereto and entitled to the benefits conferred thereby;

3.1.3. Any sums advanced as expenses or costs incurred by, or on behalf of, the Mortgagee (or any receiver appointed hereunder) which are made or incurred pursuant to, or permitted by, the terms of this Mortgage or the other Loan Papers, plus interest thereon at the rate herein specified or otherwise agreed upon, from the date of advance or expenditure until reimbursed; and

3.1.4. All other and additional debts, obligations and liabilities of every kind and character of the Mortgagor now or hereafter owed to INB, regardless of whether such debts, obligations and liabilities are specifically listed and described above or are direct or indirect, primary or secondary, joint, several, or joint and several, fixed or contingent, and whether incurred by the Mortgagor as a maker, endorser, guarantor, surety or otherwise, and regardless of whether such present or future debts, obligations and liabilities may, prior to their acquisition by INB, be or have been payable to, or be or have been in favor of, some other Person or have been acquired by INB in a transaction with one other than the Mortgagor, together with any and all renewals and extensions of such debts, obligations and liabilities, or any part thereof (it being contemplated that INB may in the future lend additional sums of money to the Mortgagor, from time to time, but shall not be obligated to do so, and that all such additional sums and loans shall be part of the Secured Indebtedness).

3.2. Final Maturity. Unless earlier payment is required by the terms of the Notes or the Credit Agreement (including earlier payment as a result of the acceleration of payment of the Notes or amounts owed pursuant to the Credit Agreement), the Notes and amounts owed under the Credit Agreement shall mature ten years following the date of this Mortgage or, if such due date can be extended under applicable Law without filing an amendment to this Mortgage, such later date as is specified (by amendment or otherwise) in the Notes or Credit Agreement.

ARTICLE IV

COVENANTS, REPRESENTATIONS, WARRANTIES AND
AGREEMENTS OF MORTGAGOR

The Mortgagor covenants, represents, warrants, and agrees that:

4.1. Payment of Indebtedness. The Mortgagor will duly and punctually pay or cause to be paid all of the Secured Indebtedness.

4.2. Warranties. (a) The Oil and Gas Leases are valid, subsisting leases, superior and paramount to all other oil and gas leases respecting the properties to which they pertain; (b) the Mortgagor owns an interest in the oil and gas leases and properties described in Exhibit A or in the mortgages, amendments to mortgage and other instruments described in Exhibit A and, to the extent of the interest specified in the Certificates of Ownership Interests, has valid and defensible title to each property right or interest constituting the Mortgaged Property and has a good and legal right to make the grant and conveyance made in this Mortgage, it being understood that the Mortgagor’s interest in each Oil and Gas Lease or Operating Equipment shall exceed Mortgagor’s Net Revenue Interest in production from such Oil and Gas Lease to the extent of the Mortgagor’s proportionate share of all royalties, overriding royalties, and other such payments out of production burdening the Mortgagor’s interest in each such Oil and Gas Lease; (c) the Mortgagor’s present Net Revenue Interest in the Mortgaged Property is not less than that specified in the Certificates of Ownership Interests; (d) the Mortgaged Property is free from all encumbrances or liens whatsoever, except as may be specifically set forth in Exhibit A or in the mortgages, amendments to mortgage and other instruments described in Exhibit A or as permitted by the provisions of Section 4.5.6; and (e) the Mortgagor is not obligated, by virtue of any deficiency presently existing under any contract providing for the sale by the Mortgagor of Hydrocarbons which contains a “take or pay” clause or under any similar arrangement, to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor. The Mortgagor will warrant and forever defend the Mortgaged Property unto the Mortgagee, its successors and assigns against every Person whomsoever lawfully claiming the same or any part thereof, and the Mortgagor will maintain and preserve the lien and security interest hereby created so long as any of the Secured Indebtedness remains unpaid.

4.3. Further Assurances. The Mortgagor will execute and deliver such other and further instruments and will do such other and further acts as in the opinion of the Mortgagee may be necessary or desirable to carry out more effectively the purposes of this Mortgage.

4.4. Taxes. Subject to the Mortgagor’s right to contest the same in good faith and by appropriate proceedings, the Mortgagor will promptly pay all taxes, assessments and governmental charges legally imposed upon this Mortgage or upon the Mortgaged Property or upon the interest of the Mortgagee therein, or upon the income, profits, proceeds and other revenues thereof; provided that, in the alternative, the Mortgagor may, in the event of the enactment of such a Law, and must, if it is unlawful for the Mortgagor to pay such taxes, prepay that portion of the Secured Indebtedness which the Mortgagee in good faith determines is secured by Property covered by such Law within 60 days after demand therefor by the Mortgagee.

4.5. Operation of the Mortgaged Property. So long as the Secured Indebtedness or any part thereof remains unpaid, and whether or not the Mortgagor is the operator of the Mortgaged Property, the Mortgagor shall, at the Mortgagor’s own expense and subject to the terms of the Loan Papers:

4.5.1. Maintain, develop and operate the Subject Interests in a good and workmanlike manner and will observe and comply with all of the terms and provisions, express or implied, of the Oil and Gas Leases in order to keep the Oil and Gas Leases in full force and effect so long as the Oil and Gas Leases are capable of producing Hydrocarbons in commercial quantities;

4.5.2. Comply in all material respects with all contracts and agreements applicable to or relating to the Mortgaged Property or the production and sale of Hydrocarbons therefrom and all applicable proration and conservation Law of the jurisdictions in which the Mortgaged Property is located, and all applicable Law, rules and regulations of every agency and authority from time to time constituted to regulate the development and operation of the Mortgaged Property and the production and sale of Hydrocarbons therefrom;

4.5.3. Commence such development as may be reasonably necessary to the prudent and economical operation of the Mortgaged Property, including such work as may be appropriate to protect the Mortgaged Property from diminution in the production capacity thereof and against drainage of Hydrocarbons thereunder by reason of production on other Properties;

4.5.4. At all times, maintain, preserve and keep all Operating Equipment in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto, so that the efficiency of such Operating Equipment shall at all times be properly preserved and maintained, provided that no item of Operating Equipment need be so repaired, renewed, replaced, added to or improved, if the Mortgagor shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of the Mortgagor, and that the failure to take such action will not prejudice the interests of the Mortgagee;

4.5.5. Not abandon or cease developing, maintaining, operating and producing Hydrocarbons from, or cause or permit its agent to abandon, or cease developing, maintaining, operating, and producing Hydrocarbons from, any producing Mortgaged Property without first having undertaken and completed all reasonably prudent measures under the circumstances to restore such producing Mortgaged Property to economic production, and then only if the aggregate projected future ad valorem and severance taxes and operating expenses with respect to said Mortgaged Property exceed the projected future gross revenues attributable thereto;

4.5.6. Cause the Mortgaged Property to be kept free and clear of all liens, security interests, charges and encumbrances of every character, other than (i) Permitted Liens, and (ii) those hereafter consented to in writing by the Mortgagee; provided, that no intention to subordinate the first priority liens, security interests, and encumbrances granted in favor of the Mortgagee is hereby implied or expressed or is to be inferred by the permitted existence of the liens, security interests and encumbrances referred to in this Section 4.5.6 or elsewhere herein;

4.5.7. Maintain or cause to be maintained insurance with such insurers, in such amounts and covering such risks as is required by the Credit Agreement; and

4.5.8. Not sell, convey, trade, exchange, pool or unitize any portion of the Mortgaged Property or any of Mortgagor’s rights, titles, or interests therein or thereto, except as specifically provided otherwise herein;

provided, however, that with respect to Mortgaged Property which is operated by operators other than the Mortgagor or any of its Affiliates, the Mortgagor shall not be obligated itself to perform any undertakings contemplated by the covenants and agreements contained herein which are performable only by such operators and are beyond the control of the Mortgagor; and provided further, that the Mortgagor agrees to promptly take all actions available to the Mortgagor under any operating agreement or otherwise to bring about the performance of any such undertaking required to be performed by such operators.

4.6. Recording. The Mortgagor will promptly and at the Mortgagor’s expense, record, register, deposit and file this Mortgage and every other instrument in addition or supplemental hereto in such offices and places and at such times and as often as may be necessary to preserve, protect and renew the lien and security interest hereof as a first lien and security interest on real or personal property, as the case may be, and the rights and remedies of the Mortgagee, and otherwise will do and perform all matters or things necessary or expedient to be done or observed by reason of any law or regulation of any state or of the United States or of any other competent authority, for the purpose of effectively creating, maintaining and preserving the lien and security interest hereof on the Mortgaged Property.  In this connection and at the option of the Mortgagee but at the Mortgagor’s expense, the Mortgagee may record, register, deposit and file this Mortgage and supplements hereto.

4.7. Records, Statements and Reports. The Mortgagor will keep proper books of record and account in which complete correct entries will be made of the Mortgagor’s transactions in accordance with sound accounting principles consistently applied and will furnish or cause to be furnished to the Mortgagee (a) all reports required under the Loan Papers, and (b) such other information concerning the business and affairs and financial condition of the Mortgagor as the Mortgagee may from time to time reasonably request.

4.8. No Governmental Approvals. The Mortgagor warrants that no approval or consent of any regulatory or administrative commission or authority, or of any other governmental body, is necessary to authorize the execution and delivery of this instrument, or any of the other Loan Papers or the Notes, or to authorize the observance or performance by the Mortgagor of the covenants herein or therein contained.

4.9. Right of Entry. The Mortgagor will permit the Mortgagee or its agents or designated representatives to enter upon the Mortgaged Property, and all parts thereof, for the purpose of investigating and inspecting the condition and operation thereof.

4.10. Flood Insurance Regulation.  Notwithstanding any provision in this Mortgage to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) located on the Mortgaged Property within an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968 included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Mortgage. As used herein, “Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

ARTICLE V

ASSIGNMENT OF PRODUCTION

5.1. Assignment. As further security for the payment of the Secured Indebtedness and performance of the obligations contained herein, the Mortgagor hereby transfers, assigns, warrants and conveys to the Mortgagee all Hydrocarbons, and the proceeds and products obtained or processed from (such proceeds and products being in this Article V called “Proceeds”), produced and to be produced from, or which accrue by pooling, unitization or otherwise to, the Mortgaged Property, in order to provide a source of future payment of the Loan Obligations and the other Secured Indebtedness. All parties producing, purchasing or receiving any such Hydrocarbons, or having such, or Proceeds therefrom, in their possession for which they or others are accountable to the Mortgagee by virtue of the provisions of this Article V, are authorized and directed to treat and regard the Mortgagee as the assignee and transferee of the Mortgagor and entitled in the Mortgagor’s place and stead to receive such Hydrocarbons and all Proceeds therefrom; and such parties and each of them shall be fully protected in so treating and regarding the Mortgagee, and shall be under no obligation to see to the application by the Mortgagee of any such proceeds or payments received by the Mortgagee.

5.2. Payments. This Article V constitutes a present assignment effective as of the Effective Date, but in the event that the Mortgagee should elect not to exercise immediately its right to receive Hydrocarbons or Proceeds, then the purchasers or other persons obligated to make such payment may continue to make payment to Mortgagor until such time as written demand has been made upon them by the Mortgagee that payment be made directly to the Mortgagee. Such failure to notify shall not in any way waive the right of the Mortgagee to receive any payments not theretofore paid out to the Mortgagor before the giving of written notice. In the event payments are made directly to the Mortgagee, and then, at the request of the Mortgagee, payments are for a period or periods of time paid to the Mortgagor, the Mortgagee shall nevertheless have the continuing right, effective upon written notice, to require that future payments be again made to the Mortgagee.  The Mortgagor and the Mortgagee agree, and it is the intention of the Mortgagor and the Mortgagee, that in no event will any reduction in the Loan Obligations or the other Secured Indebtedness be measured by the fair market value of the Hydrocarbons, other minerals, proceeds, or other rents, profits, or income assigned to the Mortgagee under this instrument.

5.3. No Restriction on the Rights. Nothing herein contained shall detract from or limit the absolute obligation of the Mortgagor to make payment of the Secured Indebtedness regardless of whether the Hydrocarbons and Proceeds assigned by this Article V are sufficient to pay the same, and the rights under this Article V shall be in addition to all other security now or hereafter existing to secure the payment of the Secured Indebtedness.

5.4. Use of Proceeds. The Mortgagee or any receiver appointed in judicial proceedings for the enforcement of this Mortgage shall have the right to receive all of the Hydrocarbons herein assigned and the Proceeds therefrom and may, in the sole discretion of the Mortgagee (subject to the terms of any then-effective Hedge Intercreditor Agreement and any mandatory requirements of Law), apply all of such Proceeds as follows or in such other order of priority as the Mortgagee may determine:

First: To the payment and satisfaction of all costs and expenses incurred in connection with the collection of such Proceeds;

Second: To the payment and satisfaction of the Loan Obligations that constitute “Loan Obligations” as defined in any then-effective Hedge Intercreditor Agreement and the Swap Obligations, all in accordance with any effective Hedge Intercreditor Agreement, or, if at the time of application there is no Hedge Intercreditor Agreement then in effect, then to the payment and satisfaction of the Loan Obligations (as defined herein);

Third: To the payment and satisfaction of the Obligations (as defined in the Credit Agreement but without duplication of payments);

Fourth: To the payment and satisfaction of any other or additional amounts owed to INB; and

Fifth: Any surplus thereafter remaining shall be paid to the Mortgagor or the Mortgagor’s successors or assigns, as their interests may appear of record, or as otherwise required by Law.

Upon any sale of the Mortgaged Property or any part thereof pursuant to Article VIII, the Hydrocarbons thereafter produced from the Mortgaged Property so sold, and the Proceeds therefrom, shall be included in such sale and shall pass to the purchaser free and clear of the assignment contained in this Article V.

5.5. Mortgagee as Agent and Attorney-in-Fact. The Mortgagor hereby irrevocably designates and appoints the Mortgagee as the Mortgagor’s true and lawful agent and attorney-in-fact (with full power of substitution, either generally or for such limited periods or purposes as the Mortgagee may from time to time prescribe), with full power and authority, for and on behalf and in the name of the Mortgagor, to execute, acknowledge and deliver all such division orders, transfer orders, certificates and other documents of every nature, with such covenants, warranties, indemnities and other provisions as may from time to time, in the opinion of the Mortgagee, be necessary or proper to effectuate the intent and purpose of the assignment contained in Section 5.1 hereof. The Mortgagor shall be bound thereby as fully and effectively as if the Mortgagor had personally executed, acknowledged and delivered any such division order, transfer order, certificate and other documents. The powers and authorities herein conferred on the Mortgagee may be exercised by the Mortgagee through any Person who, at the time of the execution of a particular instrument, is an officer of the Mortgagee. The power of attorney conferred by this Section 5.5 is granted for a valuable consideration and hence is coupled with an interest and is irrevocable so long as the Secured Indebtedness, or any part thereof, shall remain unpaid. All Persons dealing with the Mortgagee, or any officer thereof above designated, or any substitute, shall be fully protected in treating the powers and authorities conferred by this Section 5.5 as continuing in full force and effect until advised in writing by the Mortgagee that all the Secured Indebtedness is fully and finally paid.

5.6. Indemnity. The Mortgagor agrees to indemnify the Mortgagee and each Credit Party on a current basis against all claims, actions, liabilities, judgments, costs, attorneys’ fees or other charges of whatsoever kind or nature (collectively, “claims”), INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IN THIS SECTION ARISING FROM THE SOLE, COMPARATIVE, CONCURRENT OR CONTRIBUTORY NEGLIGENCE OF THE MORTGAGEE OR ANY CREDIT PARTY, but not any loss or claims caused by or arising from the gross negligence or willful misconduct of the Person seeking protection under this indemnity, as a consequence of the assertion, either before or after the payment in full of the Secured Indebtedness, that the Mortgagee or any Credit Party received Hydrocarbons herein assigned or the proceeds thereof claimed by third persons, and the Mortgagee shall have the right to defend against any such claims, employing attorneys therefor, and unless furnished with reasonable indemnity, the Mortgagee shall have the right to pay or compromise and adjust all such claims against it or any Credit Party.  The Mortgagor will indemnify and pay to the Mortgagee or any Credit Party any and all such amounts as may be paid in respect thereof or as may be successfully adjudged against the Mortgagee or such Credit Party. The obligations of the Mortgagor as hereinabove set forth in this Section 5.6 shall survive the release of this instrument and the payment of the Secured Indebtedness and the cancellation of the Loan Obligations and Swap Obligations.

ARTICLE VI

ADDITIONS TO MORTGAGED PROPERTY; SUBROGATION

6.1. Additions to Mortgaged Property. It is understood and agreed that the Mortgagor may periodically subject additional properties to the lien and security interest of this Mortgage. In the event that additional properties are to be subjected to the lien and security interest hereof, the parties hereto agree to execute a supplemental mortgage, satisfactory in form and substance to the Mortgagee, together with any security agreement, financing statement or other security instrument required by the Mortgagee, all in form and substance satisfactory to the Mortgagee and in a sufficient number of executed (and, where necessary or appropriate, acknowledged) counterparts for recording purposes. Upon execution of such supplemental mortgage, all additional properties thereby subjected to the lien and security interest of this Mortgage shall become part of the Mortgaged Property for all purposes.

6.2. Subrogation.  To the extent that the proceeds of any Secured Indebtedness was or is used to pay any indebtedness or obligations secured by any lien, security interest, charge or prior encumbrance against the Mortgaged Properties or such proceeds have been or will be advanced by the Mortgagee or any Credit Party to the Mortgagor or to any other Person, then the Mortgagee shall be subrogated to any and all of such liens, security interests, charges or prior encumbrances, irrespective of whether such liens, security interests, charges or prior encumbrances are released (unless such release is executed by the Mortgagee).  In this connection but not in limitation of the foregoing, the initial amounts advanced by the Lender will be used to refinance indebtedness and liens held by Mutual of Omaha Bank, and it is the intention of the parties that the Mortgagee be subrogated to such liens, irrespective of any releases executed by Mutual of Omaha Bank.

ARTICLE VII

EVENTS OF DEFAULT

7.1. Events of Default. An “Event of Default” is the occurrence of any one or more of the following which has not been waived:

7.1.1. Any Event of Default (as defined in the Credit Agreement) or Triggering Event (as defined in any then-effective Hedge Intercreditor Agreement) shall have occurred and the cure period, if any, with respect thereto shall have elapsed; or

7.1.2. The failure of any principal or interest on the Notes to be paid when due or to be paid at the maturity thereof, whether stated or by acceleration.

ARTICLE VIII

ENFORCEMENT OF THE SECURITY

8.1. General Remedies. Upon the occurrence and during the continuance of an Event of Default, the Mortgagee may, at its sole option and discretion, subject to any mandatory requirements or limitations of Law then in force and applicable thereto:

8.1.1. Exercise all of the rights, remedies, powers and privileges of the Mortgagor with respect to the Mortgaged Property or any part thereof, give or withhold all consents required therein which the Mortgagor would otherwise be entitled to give or withhold, and perform or attempt to perform any covenants in this Mortgage which the Mortgagor is obligated to perform; provided that, no payment or performance by the Mortgagee shall constitute a waiver of any Event of Default, and the Mortgagee shall be subrogated to all rights and liens securing the payment of any debt, claim, tax, or assessment for the payment of which the Mortgagee may make an advance or pay;

8.1.2. Appoint as a matter of right, or seek the appointment of, a receiver or receivers to serve without bond for all or any part of the Mortgaged Property, whether such receivership be incident to a proposed sale thereof or otherwise, and the Mortgagor does hereby consent to the appointment of such receiver or receivers to serve without bond and does hereby agree not to oppose any application therefor by the Mortgagee and does hereby agree that there shall be no necessity of showing fraud, insolvency or mismanagement by the Mortgagor for the appointment of a receiver or receivers of the Mortgaged Properties;

8.1.3. Execute and deliver to such Person or Persons as may be designated by the Mortgagee appropriate powers of attorney to act for and on behalf of the Mortgagor in all transactions with any federal, state or local agency relating to any of the Mortgaged Property; and

8.1.4. Exercise any and all other rights or remedies granted to the Mortgagee pursuant to the provisions of any of the Loan Papers or by Law;

provided, that the Mortgagee shall have no obligation to do or refrain from doing any of the acts, or to make or refrain from making any payment, referred to in this Section 8.1.  Any receiver or receivers of the Mortgaged Property, or any portion thereof, shall serve without bond.

8.2. [Reserved]

8.3. Judicial Proceedings; Receiver. This Mortgage shall be effective as a mortgage and may be foreclosed as to any of the Property covered hereby in any manner permitted by the Law of any state in which the affected Mortgaged Property is situated, and any foreclosure suit may be brought, to the extent permitted by Law, by the Mortgagee. Upon occurrence of an Event of Default which has not been waived by the Mortgagee, may proceed, where permitted by Law, by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Mortgaged Property, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or without any showing of fraud, insolvency or mismanagement by the Mortgagor, for the appointment of a receiver or receivers of the Mortgaged Property and of the income, rents issues, products, profits and proceeds thereof (any such receiver or receivers to serve without bond) pending any foreclosure hereunder or the sale of the Mortgaged Property, or for the enforcement of any other appropriate legal or equitable remedy. The appointment of a receiver shall in no manner affect the rights of the Mortgagee under Article V hereof.  If Mortgagee should institute a suit for the collection of the Secured Indebtedness, and/or for a foreclosure of the liens hereof, it may at any time before the entry of a final judgment in said suit dismiss the same, and, where permitted by Law sell the Mortgaged Property, or any part thereof, in accordance with the provisions of this Mortgage.

8.4. Certain Aspects of a Sale.  The Mortgagee shall have the right to become the purchaser at any sale of the Mortgaged Property to the extent not prohibited by Law, and the Mortgagee shall have the right to credit upon the amount of the bid made therefor, the amount payable out of the net proceeds of such sale to it. Recitals contained in any conveyance made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, interest accrued on, and fees payable in respect of, the Secured Indebtedness after the same have become due and payable, and advertisement and conduct of such sale in the manner provided herein or applicable Law.

8.5. Receipt to Purchaser. Upon any sale the receipt of the Mortgagee, or of the officer making such sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, or his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Mortgagee or of such officer therefor, be obligated to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or nonapplication thereof.

8.6. Effect of Sale. Any sale or sales of the Mortgaged Property, where permitted by law, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of the Mortgagor of, in, and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against the Mortgagor, and the Mortgagor’s successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through, or under the Mortgagor, or the Mortgagor’s successors or assigns. Nevertheless, the Mortgagor, if requested by the Mortgagee to do so, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

8.7. Application of Proceeds. The proceeds of any sale of the Mortgaged Property, or any part thereof shall be applied as follows (as appropriately modified to comply with any mandatory provisions of Law):

First: To the payment of all expenses incurred by the Mortgagee in the performance of its duties including, without limiting the generality of the foregoing, all expenses of any entry, or taking of possession, of any sale, of advertisement thereof,  and of conveyances, and, as well, court costs, compensation of agents and employees and legal fees;

Second:  To the payment and satisfaction of the Loan Obligations that constitute “Loan Obligations” as defined in any then-effective Hedge Intercreditor Agreement and the Swap Obligations, all in accordance with any then-effective Hedge Intercreditor Agreement, or, if at the time of application there is no Hedge Intercreditor Agreement then in effect, then to the payment and satisfaction of the Loan Obligations (as defined herein);

Third: To the payment and satisfaction of the Obligations (as defined in the Credit Agreement, but without duplication of payments);

Fourth: To the payment and satisfaction of any other or additional amounts owed to INB; and

Fifth: Any surplus thereafter remaining shall be paid to the Mortgagor or the Mortgagor’s successors or assigns, as their interests may appear of record, or as otherwise required by Law.

8.8. Mortgagor’s Waiver of Appraisement, Marshaling, etc. Rights. The Mortgagor agrees, to the full extent that the Mortgagor may lawfully so agree, that the Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption Law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; but the Mortgagor, for the Mortgagor and all who may claim through or under the Mortgagor, so far as the Mortgagor or those claiming through or under the Mortgagor now or hereafter lawfully may, hereby waives the benefit of all such Laws.  The Mortgagor, for the Mortgagor and all who may claim through or under the Mortgagor, waives, to the extent that the Mortgagor may lawfully do so, any and all right to have the Mortgaged Property marshaled upon any foreclosure of the lien hereof, or sold in inverse order of alienation, and agrees that the Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety. If any law in this Section 8.8 referred to and now in force, of which the Mortgagor or the Mortgagor’s successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this Section 8.8.

8.9. Waiver of Deficiency Statute.

(a) In the event an interest in any of the Mortgaged Property is foreclosed upon pursuant to a judicial foreclosure sale, the Mortgagor agrees as follows:  notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Property Code (as in effect in the state of Texas and herein so called and as the same may be amended from time to time), and to the extent not prohibited by Law, the Mortgagor agrees that the Mortgagee shall be entitled to seek a deficiency judgment from the Mortgagor and any/or other party obligated on the Secured Indebtedness equal to the difference between the amount owing on the Secured Indebtedness and the amount for which the Mortgaged Property was sold pursuant to judicial foreclosure sale.  The Mortgagor expressly recognizes that this Section 8.9(a) constitutes a waiver of the above-cited provisions of the Property Code which would otherwise permit the Mortgagor and other persons against whom recovery of deficiencies is sought or any Guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Mortgaged Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value.  The Mortgagor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by the Mortgagor and/or others against whom recovery of a deficiency is sought.

(b) Alternatively, in the event the waiver provided for in clause (a) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact's determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Property Code (as amended from time to time):  (i) the Mortgaged Property shall be  valued in an "as is" condition as of the date of the foreclosure sale, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner (including, without limitation, the re-working of existing wells or the drilling of any new wells) before a resale of the Mortgaged Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Mortgaged Property for cash promptly (but not later than 12 months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in oil and gas transactions should be deducted from the gross fair market value of the Mortgaged Property, including, without limitation, brokerage commissions, title opinions, engineering evaluations of the Mortgaged Property, tax prorations, attorneys' fees, and marketing costs; (iv) the gross fair market value of the Mortgaged Property shall be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including, without limitation, utilities expenses, management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by persons having at least five years experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written engineering appraisal of the Mortgaged Property taking into consideration the factors set forth above.

8.10. Miscellaneous State Provisions.

8.10.1. Oklahoma Mortgaged Properties.  With respect to any portion of the Mortgaged Properties located in the State of Oklahoma, Mortgagor hereby confers on the Mortgagee the power to sell such Mortgaged Properties in accordance with the Oklahoma Power of Sale Mortgage Foreclosure Act (OKLA. STAT. tit. 46, §§41-49), as the same may be amended from time to time.  Mortgagor hereby represents and warrants to the Mortgagee that this Mortgage transaction does not involve a consumer loan and said term is defined in Section 3-104 of Title 14A of the Oklahoma Statues, that this Mortgage does not secure an extension of credit made primarily for agricultural purposes as defined in paragraph 4 of Section 1-301 of Title 14A of the Oklahoma Statues, and that this Mortgage is not a mortgage on the Mortgagor’s homestead.

As to such Mortgaged Property situated in or otherwise subject to the laws of the State of Oklahoma, appraisement of such Mortgaged Property is hereby waived (or not) at the option of the Mortgagee, such option to be exercised at the time judgment is rendered in any foreclosure hereof or at any time prior thereto.

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE.  A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTIES AND SELL THEM WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS MORTGAGE.

8.11. Power of Attorney to Mortgagee. Mortgagor does hereby designate Mortgagee as the agent of Mortgagor to act in the name, place, and stead of Mortgagor in the exercise of each and every remedy set forth herein and in conducting any and all operations and taking any and all action reasonably necessary to do so, recognizing such agency in favor of Mortgagee to be coupled with the interests of Mortgagee under this Mortgage and, thus, irrevocable so long as this Mortgage is in force and effect.

8.12. Costs and Expenses. All costs, expenses (including attorneys’ fees), and payments incurred or made by the Mortgagee in protecting and enforcing its rights hereunder, shall constitute a demand obligation owing by the Mortgagor to the party incurring such or making costs, expenses, or payments and shall bear interest at a rate per annum equal to the maximum rate of interest permitted by applicable Law, all of which shall constitute a portion of the Secured Indebtedness.

8.13. Operation of the Mortgaged Property by the Mortgagee. Upon the occurrence of an Event of Default which has not been waived by the Mortgagee, and in addition to all other rights herein conferred on the Mortgagee, the Mortgagee (or any Person designated by the Mortgagee) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of the Mortgaged Property without the necessity of posting bond, and to exclude the Mortgagor, and the Mortgagor’s agents or servants, wholly therefrom, and to hold, use, administer, manage and operate the same to the extent that the Mortgagor shall be at the time entitled to do any of such things and in the Mortgagor’s place and stead.  The Mortgagee (or any Person designated by the Mortgagee) may, but shall not be obligated to, operate the same without any liability or duty to the Mortgagor in connection with such operations, except to use ordinary care in the operation of such Mortgaged Property, and the Mortgagee or any Person designated by the Mortgagee, shall have the right to collect and receive all Hydrocarbons produced and sold from the Mortgaged Property, to make repairs, purchase machinery and equipment, conduct work-over operations, drill additional wells and to exercise every power, right and privilege of the Mortgagor with respect to the Mortgaged Property. When and if the expenses of such operation and development (including costs of unsuccessful work-over operations or additional wells) have been paid and the Secured Indebtedness paid, such Mortgaged Property shall, if there has been no sale or foreclosure thereof, be returned to the Mortgagor.

8.14. No Additional Duties Created.  Notwithstanding any provision of this Article VIII or any other provision of this Mortgage, with respect to that portion of the Mortgaged Property located in any jurisdiction, the Mortgagee shall be entitled to enforce the rights and remedies described herein with respect to such portion of the Mortgaged Property in such jurisdiction in accordance with the Laws in effect in such jurisdiction at the time such enforcement action is taken, and the Mortgagor hereby waives its right to require the Mortgagee to comply with any contrary terms and provisions of this Mortgage in such circumstance, it being the intention of the Mortgagor and Mortgagee that the waivers of Mortgagor herein and the powers granted to the Mortgagee herein are for the sole benefit of the Mortgagee and are neither intended to limit the rights and powers of the Mortgagee as are permissible under applicable Law to enforce the Liens granted herein nor intended to establish a standard or duty of performance by the Mortgagee in excess of or in addition to that required by the Laws of such jurisdiction as in effect at the time the particular right or remedy is sought to be enforced.  In furtherance thereof, with respect to that portion of the Mortgaged Property located in any jurisdiction, any actions by the Mortgagee to enforce the Liens granted herein which are not prohibited by the Law of such jurisdiction wherein the affected Mortgaged Property is located, shall be deemed to be in compliance with, and not prohibited by or in violation of, the terms of this Mortgage.

ARTICLE IX

MISCELLANEOUS

9.1. Advances by the Mortgagee.  Each and every covenant herein contained shall be performed and kept by the Mortgagor solely at the Mortgagor’s expense.  If the Mortgagor shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this Mortgage, the Mortgagee or any receiver appointed hereunder, may, but shall not be obligated to, make advances to perform the same in the Mortgagor’s behalf, and the Mortgagor hereby agrees to repay such sums upon demand plus interest at a rate per annum equal to the maximum rate of interest permitted by applicable Law. No such advance shall be deemed to relieve the Mortgagor from any Event of Default hereunder.

9.2. Defense of Claims. The Mortgagor will notify the Mortgagee, in writing, promptly of the commencement of any legal proceedings affecting or which could adversely affect the lien and security interest hereof or the status of or title to the Mortgaged Property, or any part thereof, and will take such action, employing attorneys agreeable to the Mortgagee, as may be necessary to preserve the Mortgagor’s and the Mortgagee’s rights affected thereby; and should the Mortgagor fail or refuse to take any such action, the Mortgagee may, but shall not be obligated to, take such action on behalf and in the name of the Mortgagor and at the Mortgagor’s expense. Moreover, the Mortgagee may, but shall not be obligated to, take such independent action in connection therewith as it may in its discretion deem proper without any liability or duty to the Mortgagor except to use ordinary care, the Mortgagor hereby agreeing that all sums advanced or all expenses incurred in such actions plus interest at the maximum rate of interest permitted by applicable Law, will, on demand, be reimbursed to the Mortgagee or any receiver appointed hereunder.

9.3. Defeasance. If the Secured Indebtedness shall be paid and discharged in full, no Credit Party has any further obligation to advance amounts to or for the benefit of the Mortgagor, the Hedging Agreements governing any Swap Obligations and all related transactions and confirmations thereunder have expired or been terminated, as applicable, and the Mortgagee has no commitment to permit or intention to allow the creation of additional Secured Indebtedness, then the Mortgagee will, upon request of the Mortgagor and at the Mortgagor’s expense, execute and deliver to the Mortgagor all releases and other instruments reasonably requested by the Mortgagor for the purpose of releasing and discharging the lien and security interest created hereunder. Otherwise this Mortgage shall remain and continue in full force and effect.

9.4. Other Security.  The Mortgagee may take or may hold other security from Persons other than the Mortgagor for the Secured Indebtedness and may release or modify the same without notice to or consent of the Mortgagor. The Mortgagee may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this Mortgage, which shall continue as a first lien and security interest upon the Mortgaged Property not expressly released until all Secured Indebtedness secured hereby is fully paid and no Credit Party has any commitment to advance amounts or extend credit to or for the benefit of the Mortgagor or any other payor of Secured Indebtedness.

9.5. Instrument an Assignment, Etc. This Mortgage shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, financing statement, real estate mortgage, pledge, or security agreement, and from time to time as any one or more thereof.

9.6. Limitation on Interest. No provision of this Mortgage or of the other Loan Papers shall require the payment or permit the collection of interest, or be construed to create a contract regarding the same, in excess of the maximum rate permitted by Law or which is otherwise contrary to Law.  If any excess of interest in such respect is herein or in the other Loan Papers provided for, or shall be adjudicated to be so provided for herein or in the other Loan Papers, such amount which would be deemed excessive interest shall be deemed a partial prepayment of the principal of the Secured Indebtedness and treated hereunder as such; and, if the entire principal amount of the Secured Indebtedness owed is paid in full, any remaining excess shall be repaid to the payors on the applicable Secured Indebtedness.  In determining whether the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate in effect from day to day, the Mortgagor and the holders of the Secured Indebtedness shall, to the maximum extent permitted under applicable Law, (i) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Secured Indebtedness so that the interest rate is uniform throughout the entire term of the Secured Indebtedness; provided that, if the interest received by the holders of the Secured Indebtedness for the actual period of existence thereof exceeds the Highest Lawful Rate in effect from day to day, the holders of the Secured Indebtedness shall apply or refund to the payors on the applicable Secured Indebtedness the amount of such excess as provided in this Section, and, in such event, the holders of the Secured Indebtedness shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Highest Lawful Rate in effect from day to day.

9.7. Unenforceable or Inapplicable Provisions.  The parties hereto have negotiated the terms of this Mortgage for its use or possible future use in more than one jurisdiction.  Thus, if any provision of this Mortgage is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and such other provisions shall be liberally construed in favor of the Mortgagee in order to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.  The parties hereby agree that to the extent any provision hereof is invalid or unenforceable in any jurisdiction, that this document will be deemed to contain a substitute provision, as similar as possible in intent and application to the invalid or unenforceable provision, that meets any statutory requirements in such jurisdiction required for the provision to be given effect.  With respect to any jurisdiction wherein a portion of the Mortgaged Property is situated, any reference herein to a statute or the Law of another jurisdiction shall be deemed inapplicable to, and not used in, the interpretation of the duties, powers or authority of the Mortgagee under this Mortgage.

9.8. Rights Cumulative. Each and every right, power and remedy herein given to the Mortgagee shall be cumulative and not exclusive; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Mortgagee and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

9.9. Waiver of Covenants by Mortgagee. Any and all covenants in this Mortgage may from time to time by instrument in writing signed by the Mortgagee be waived to such extent and in such manner as the Mortgagee may desire, but no such waiver shall ever affect or impair the Mortgagee’s rights and remedies or liens and security interests hereunder, except to the extent specifically stated in such written instrument.

9.10. Successors and Assigns.

9.10.1. This instrument is binding upon the Mortgagor, and the Mortgagor’s heirs, successors and assigns, and shall inure to the benefit of the Mortgagee, and its successors and assigns, and the provisions hereof shall likewise be covenants running with the Lands.

9.10.2. The parties hereto agree that the Notes may be transferred without the necessity for a notarial act of transfer thereof, and that any such transfer shall carry with it into the hands of any future holder or holders of the Notes full and entire subrogation of title in and to the Notes and to any and all rights and privileges under this instrument herein granted to the Mortgagee, as holder of the Notes.  This Mortgage is for the benefit of the Mortgagee and for such other Person or Persons as may from time to time become or be the holders of any of the Secured Indebtedness, and this Mortgage shall be transferable and negotiable, with the same force and effect and to the same extent as the Secured Indebtedness may be transferable.

9.11. Article and Section Headings. The article and section headings in this instrument are inserted for convenience and shall not be considered a part of this Mortgage or used in its interpretation.

9.12. Counterpart. This Mortgage may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation in any particular county or parish, counterpart portions of Exhibit A which describe properties situated in parishes or counties other than the county or parish in which such counterpart is to be recorded may be omitted. Exhibit A might not be paginated and any pagination might not be consecutive.  Exhibit A may also contain language indicating that it is attached to a document other than this Mortgage or that a particular page is the end of Exhibit A, when neither is applicable.  Such language shall be ignored for the purposes of interpreting this Mortgage.

9.13. Special Filing as Financing Statement.

9.13.1. This Mortgage shall likewise be a Security Agreement and a Financing Statement and Mortgagor, as debtor (the “Debtor”), hereby grants to the Mortgagee, its successors and assigns, as secured party (the “Secured Party”), a security interest in all personal property, fixtures, accounts, equipment, inventory, contract rights and general intangibles described or referred to in Article II hereof and all proceeds and products from the sale, lease or other disposition of the Mortgaged Property or any part thereof.  The addresses shown in this Article hereof are the addresses of the Debtor and Secured Party and information concerning the security interest may be obtained from the Secured Party at its address. Without in any manner limiting the generality of any of the foregoing provisions hereof: (a) some portion of the goods described or to which reference is made herein are or are to become fixtures on the Lands described or to which reference is made herein; (b) the minerals and the like (including oil and gas) included in the Mortgaged Property and the accounts resulting from the sale thereof will be financed at the wellhead(s) or minehead(s) of the well(s) or mine(s) located on the Lands described or to which reference is made herein; and (c) this Mortgage is to be filed of record, among other places, in the real estate records of each county in which the Lands, or any part thereof, are situated, as a financing statement, but the failure to do so will not otherwise affect the validity or enforceability of this instrument.

9.13.2. The charter/file number of the Mortgagor is as set forth on the cover page hereof.

9.13.3. The Mortgagee is authorized to complete and file financing statements covering the security interests granted in this Mortgage.  Any such financing statements may identify the property or collateral subject thereto as “all assets,” “all property” or words of similar import.

9.14. Notices. Whenever this Mortgage requires or permits any consent, approval, notice, request, or demand from one party to another, the consent, approval, notice, or demand must be in writing to be effective and shall be personally delivered or sent to the party to be notified at the address or facsimile number stated below (or such other address as may have been designated by written notice by the party pursuant to this Section):

MORTGAGOR-DEBTOR	MORTGAGEE-SECURED PARTY

STARBOARD RESOURCES, INC.	INDEPENDENT BANK
300 E. Sonterra, Suite 1220	2101 Cedar Springs Road, Suite 725
San Antonio, Texas 78258	Dallas, Texas 75201
Attn: Michael J. Pawelek	Attn: Energy Lending

Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received (the receipt thereof shall be deemed to have been acknowledged upon the sending Person’s receipt of its facsimile machine’s confirmation of successful transmission; provided that if the day on which such facsimile is received is not a Business Day or is after 4:00 p.m. on a Business Day, then the receipt of such facsimile shall be deemed to have been acknowledged on the next following Business Day), (ii) if given by mail, three Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section.

9.15. No Waiver by Mortgagee.  No course of dealing on the part of Mortgagee, its officers or employees, nor any failure or delay by Mortgagee with respect to exercising any of its rights or remedies hereunder shall operate as a waiver thereof nor shall the exercise or partial exercise of any such right or remedy preclude the subsequent exercise thereof or the exercise of any other right or remedy.

9.16. Governing Agreement.  This Mortgage is made pursuant and subject to the terms and provisions of the Credit Agreement.  In the event of a direct conflict between the terms and provisions of this Mortgage and those of the Credit Agreement, the terms and provisions of the Credit Agreement shall govern and control, except that if the two documents contain different formal definitions for the same term or terms, the formal definition of such term or terms herein shall be applicable in construing this Mortgage.  The inclusion in this Mortgage of provisions not addressed in the Credit Agreement shall not be deemed a conflict, and all such additional provisions contained herein shall be given full force and effect.  The indemnification and releases contained herein are in addition to any indemnification or releases contained in the Credit Agreement.

9.17. Drafting of Mortgage.  Mortgagor declares that it has contributed to the drafting of this Mortgage or has had the opportunity to have it reviewed by its counsel before signing it and agrees that it has been purposefully drawn and correctly reflects its understanding of the transaction that it contemplates.

9.18. Execution by Mortgagee; Corrections.  The Mortgagee may at any time without obtaining the consent of the Mortgagor execute this Mortgage (and have such execution witnessed or acknowledged) for any purposes which it deems necessary or appropriate and, if deemed appropriate, subsequently file this Mortgage of record. Additionally, in the event it is determined that Exhibit A or the mortgages, amendments to mortgage or other instruments described in Exhibit A contain any errors or inaccurate or incomplete descriptions of the Oil and Gas Leases and Lands intended to be covered hereby or referred to in any Certificates of Ownership Interests, the Mortgagee may, without obtaining the consent of the Mortgagor, attempt to correct any such errors or omissions and make accurate and complete any such inaccuracies, omissions or misdescriptions and, if deemed appropriate, subsequently file or re-file this Mortgage of record.

9.19. Governing Law. This Mortgage is intended to be performed in the State of Texas and the substantive Laws of such State and/or the United States of America shall govern the validity, construction, enforcement and interpretation of this Mortgage, unless otherwise specified herein, except that to the extent that the Laws of the state in which a portion of the Mortgaged Property is located (or that is otherwise applicable to a portion of the Mortgaged Property) necessarily or, in the sole discretion of Mortgagee, appropriately governs with respect to procedural and substantive matters relating to the creation, perfection and enforcement of the Liens and other rights and remedies of Mortgagee granted herein, the Laws of such state shall apply as to that portion of the Mortgaged Property located in (or otherwise subject to the Laws of) such state.

9.20. Hedge Intercreditor Agreement.  This Mortgage shall be deemed to be encompassed by the definition of “Security Instruments” as such term is defined and used in any Hedge Intercreditor Agreement which is in effect at the time a determination is being made.

9.21. NOTICE:  THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed this Mortgage as of the date first set forth above.

MORTGAGOR:

STARBOARD RESOURCES, INC.

By:
Print: Michael J. Pawelek
Title: Chief Executive Officer

ACKNOWLEDGEMENT

STATE OF TEXAS                                      §
§
COUNTY OF DALLAS                               §

This instrument was acknowledged before me on June __, 2013, by Michael J. Pawelek, Chief Executive Officer of Starboard Resources, Inc., a Delaware corporation, on behalf of said corporation.

Before me, _____________________________, a Notary Public, on this day personally appeared Michael J. Pawelek, Chief Executive Officer of Starboard Resources, Inc., a Delaware corporation,

?	known to me
?	proved to me on the oath of ______________________________
?	proved to me through Texas Driver License No. ___________expiring _______
?	proved to me through ___________________________________________

to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this ____ day of June, A.D., 2013.

____________________________________Notary Public in and for the State of Texas

Address of Notary Public:

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed this Mortgage as of the date first set forth above.

MORTGAGEE:

INDEPENDENT BANK

By:
Name: John E. Davis
Title: Executive Vice President

ACKNOWLEDGEMENT

STATE OF TEXAS                                      §
§
COUNTY OF DALLAS                               §

This instrument was acknowledged before me on June __, 2013, by John E. Davis, Executive Vice President of Independent Bank, a Texas banking association, on behalf of said association.

Before me, ___________________________, a Notary Public, on this day personally appeared John E. Davis, Executive Vice President of Independent Bank, a Texas banking association,

☐	known to me
☐	proved to me on the oath of ______________________________
☐	proved to me through Texas Driver License No. ___________expiring _______
☐	proved to me through ______________________

to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this ____ day of June, A.D., 2013.

____________________________________Notary Public in and for the State of Texas

Address of Notary Public:

EXHIBIT A
TO MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION,
FIXTURE FILING AND FINANCING STATEMENT

This Exhibit A sets forth the description of certain property interests covered by the Mortgage.  All of the terms defined in the Mortgage are used in this Exhibit A with the same meanings given therein.

This Exhibit A and the Mortgage cover and include the following:

(a) All right, title and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in and to the oil, gas and mineral leases described herein and/or lands described in and subject to such oil, gas and mineral leases (regardless, as to such leases and/or lands, of any surface acreage and/or depth limitations set forth in any description of any of such oil, gas and mineral leases), and all right, title and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in and to any of the oil, gas and minerals in, on or under the lands, if any, described on this Exhibit, including, without limitation, all contractual rights, fee interests, leasehold interests, overriding royalty interests, non-participating royalty interests, mineral interests, production payments, net profits interests or any other interest measured by or payable out of production of oil, gas or other minerals from the oil, gas and mineral leases and/or lands described herein; and

(b) All of the foregoing interests of Mortgagor as such interests may be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances, together with all interests, whether now owned and existing or hereafter acquired or arising, of Mortgagor in, to and under or derived from all renewals and extensions of any oil, gas and mineral leases described herein, it being specifically intended hereby that any new oil and gas lease (i) in which an interest is acquired by Mortgagor after the termination or expiration of any oil and gas lease, the interests of Mortgagor in, to and under or derived from which are subject to the lien and security interest hereof, and (ii) that covers all or any part of the property described in and covered by such terminated or expired leases, shall, to the extent, and only to the extent such new oil and gas lease may cover such property, be considered a renewal or extension of such terminated or expired lease; and

(c) All right, title and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in, to and under or derived from any operating, farmout and bidding agreements, assignments and subleases, whether or not described in this Exhibit, to the extent, and only to the extent, that such agreements, assignments and subleases (i) cover or include any present right, title and interest of Mortgagor in and to the leases and/or lands described in this Exhibit, or (ii) cover or include any other undivided interests now or hereafter held by Mortgagor in, to and under the described leases and/or lands, including, without limitation, any future operating, farmout and bidding agreements, assignments, subleases and pooling, unitization and communitization agreements and the units created thereby (including, without limitation, all units formed under orders, regulations, rules or other official acts of any governmental body or agency having jurisdiction) to the extent and only to the extent that such agreements, assignments, subleases, or units cover or include the described leases and/or lands; and

(d) All right, title and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in, to and under or derived from all presently existing and future advance payment agreements, oil, casinghead gas and gas sales, exchange and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on this Exhibit, to the extent, and only to the extent, those contracts and agreements cover or include the described leases and/or lands; and

(e) All right, title and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in, to and under or derived from all existing and future permits, licenses, easements and similar rights and privileges that relate to or are appurtenant to any of the described leases and/or lands.

Notwithstanding the intention of the Mortgage to cover all of the right, title and interest of Mortgagor in and to the described leases and/or lands, whether now owned and existing or hereafter acquired or arising, Mortgagor hereby specifically warrants and represents that the interests covered by this Exhibit are not greater than the working interest nor less than the net revenue interest, overriding royalty interest, net profit interest, production payment interest, royalty interest or other interest payable out of or measured by production set forth in connection with each oil and gas well described in this Exhibit.  In the event Mortgagor owns any other or greater interest, such additional interest shall also be covered by and included in the Mortgage.

Any reference herein to wells or units is for warranty of interest, administrative convenience and identification and is not intended to limit or restrict the right, title, interest of properties covered by the Mortgage and all of Mortgagor’s right, title and interest in the Lands, Subject Interests and Mortgaged Property described herein are and shall be subject to the Mortgage, regardless of the presence of any Units or Wells not herein referenced.

The Leases covered by the Mortgage includes all leases and force pooled interests now or thereafter owned by Mortgagor included within the counties referred to in this Exhibit whether or not the schedules of leases included in this Exhibit list all such leases.

No depth limitation exception contained in any description of leases and other real property interests set forth in this Exhibit shall exclude from the grants of the Mortgaged Property and collateral contained in the Mortgage any depth owned by Mortgagor within the geographic area described in this Exhibit for such leases and other real property interests.

The designation “Working Interest” or “W.I.” when used in this Exhibit means an interest owned in an oil, gas, and mineral lease that determines the cost-bearing percentage of the owner of such interest.  The designation “Net Revenue Interest” or “N.R.I.” means that portion of the production attributable to the owner of a working interest after deduction for all royalty burdens, overriding royalty burdens or other burdens on production, except severance, production, and other similar taxes.  The designation “Overriding Royalty Interest” or “ORRI” means an interest in production which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the overriding royalty interest so provides, costs associated with compression, dehydration, other treating or processing, or transportation of production of oil, gas, or other minerals relating to the marketing of such production.  The designation “Royalty Interest” or “RI” means an interest in production which results from an ownership in the mineral fee estate or royalty estate in the relevant land and which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the royalty interest so provides, costs associated with compression, dehydration, other treating or processing or transportation of production of oil, gas, or other minerals relating to the marketing of such production.

The references to book or volume and page herein refer to the recording location of each respective Mortgaged Property described herein in the county/parish where the land covered by the Mortgaged Property is located.

This Mortgage covers all lands, leases and properties of the Mortgagor, whether now owned or hereafter acquired, located in any county/parish identified elsewhere in this Exhibit or located in any county/parish wherein this Mortgage has been recorded.`

[Exhibit A continues on the following page(s)]